UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 28, 2017

SUN BANCORP, INC.

Exact name of registrant as specified in its charter
New Jersey (State or other jurisdiction of incorporation	0-20957 (SEC Commission File No.)	52-1382541 (I.R.S. Employer Identification No.)

350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (856) 691-7700
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Agreement of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 28, 2017, Sun Bancorp, Inc. (the "Company") announced that the Board of Directors of the Company elected James B. Lockhart III as a director of the Company, subject to receipt of applicable regulatory approvals by the Federal Reserve Board under the Depository Institution Management Interlocks Act (the "Interlocks Act").  In addition, Mr. Lockhart was elected to the Board of Directors of the Company's wholly-owned subsidiary, Sun National Bank (the "Bank"), also subject to receipt of applicable regulatory approvals by the Federal Reserve Board under the Interlocks Act.  Upon receipt of the Federal Reserve Board approval, the size of both Boards of Directors will be increased by one to eleven members and Mr. Lockhart will commence his service on both Boards of Directors, subject to re-election at the Company's annual meeting of shareholders on May 11, 2017.  Mr. Lockhart has not been named to any committees of the Board of Directors of the Company.  Once his service on the Board commences, he will be appointed to one or more committees.

There have not been any transactions with the Company and Mr. Lockhart of the type required to be disclosed pursuant to Item 404 (a) of Regulation S-K.  In accordance with the Securities Purchase Agreement dated July 7, 2010 between WLR SBI Acquisition Co, LLC and the Company, WL Ross & Co. has the right to nominate one candidate for election as a director to the Board of the Company and the Bank.  Mr. Lockhart is the WL Ross & Co. nominee.  Previously, Wilbur L. Ross, Jr. served as the  WL Ross & Co. nominee.  Mr. Ross resigned from the Boards of the Company and Bank in February 2017 as a result of his confirmation as the United States Secretary of Commerce.  Mr. Lockhart's compensation for service as a non-employee director will be consistent with that of the Company's other non-employee directors.  The non-employee director compensation program is described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2017.

Prior to joining WL Ross & Co. in 2009, Mr. Lockhart served as the Director of Federal Housing Finance Agency and Chairman of its Oversight Board, and Director of its predecessor agency, the Office of Federal Housing Enterprise Oversight.  Prior to that, he served as Deputy Commissioner and Chief Operating Officer at the Social Security Administration.  Mr. Lockhart serves as a Director of Cascade Bancorp and its wholly-owned subsidiary, Bank of the Cascades, and Shellpoint Partners.

A copy of the press release issued by the Company on March 28, 2017 announcing the election of Mr. Lockhart is furnished herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibit Number  Description

          99       Press Release, dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Bancorp, Inc.

Date: March 31, 2017	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel